Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

NEUBERGER REAL ESTATE SECURITIES INCOME FUND INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock		457(o)		$	$49,861,036.11	0.0001381		$6,885.82				$
Fees to be Paid	Other	Subscription Rights to Acquire Shares of Common Stock	(1)	457(o)			0.00	0.0001381		0.00
Fees Previously Paid	Equity	Common Stock		457(o)			1,630,702.39			225.20
Fees Previously Paid	Other	Subscription Rights to Acquire Shares of Common Stock	(2)	457(o)			0.00			0.00
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	(3)	415(a)(6)		$	$98,508,261.50		$		N-2	333-269347	03/14/2023		$10,856.74

Total Offering Amounts:							$150,000,000.00			7,111.02
Total Fees Previously Paid:										225.20
Total Fee Offsets:										0.00
Net Fee Due:										$6,885.82

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Offering Note(s)

(1)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to acquire shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.
(2)	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to acquire shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.
(3)	The filing fee for carry forward securities reflects the fee rate for the securities registered in March 2023 (see below).

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), respectively, the $150,000,000 aggregate offering price of securities covered by this registration statement (this “Registration Statement”) includes $98,508,261.50 aggregate offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the Registrant’s registration statement on Form N-2 under the Securities Act (File No. 333-269347) effective on March 14, 2023 (as amended, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. The Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. For reasons stated above, the net registration fee paid in connection with this Registration Statement is $6,885.82.